Exhibit 1.2

HCI GROUP, INC.

$75,000,000

Common Stock

(no par value)

Equity Distribution Agreement

January 22, 2024

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Citizens JMP Securities, LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

HCI Group, Inc., a corporation organized under the laws of Florida (the “Company”), confirms its agreement (this “Agreement”) with Truist Securities, Inc. and Citizens JMP Securities, LLC (each, an “Agent” and collectively, the “Agents”) as follows:

1. Description of Shares. The Company proposes to issue and sell through or to the Agents, as sales agents and/or principals, shares of the Company’s common stock, no par value (“Common Stock”), having an aggregate gross sales price of up to $75,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Agents, the Company hereby appoints the Agents as exclusive agents of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and each Agent agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. Subject to the terms of this Agreement, the Company hereby reserves the right to issue and sell shares of Common Stock other than through or to the Agents during the term of this Agreement on terms that it deems appropriate. The Company agrees that whenever it determines to sell the Shares directly to an Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2. Representations and Warranties. The Company represents and warrants to, and agrees with, each Agent at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) The Company has filed or will file with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3, which automatic shelf registration statement will become effective upon filing under Rule 462(e) under the Act (the “Initial Registration Statement”); no other document with respect to the Initial Registration Statement or document incorporated by reference therein has been filed, or transmitted for filing, with the Commission; the base prospectus filed or to be filed as part of the Initial Registration Statement, in the form in which it has been or will be filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; the various parts of the Initial Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act of 1933, as amended (the “Act”) to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, together with the final prospectus relating to the Shares filed with Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.

(b) No order preventing or suspending the use of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration statement form. At the time of the initial filing of the Registration Statement, the Company paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the shares of Common Stock that may be sold pursuant to this Agreement, in accordance with Rule 457(r) under the Act.

(c) For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement. At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any of the Agents specifically for use therein. Any Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, or the Prospectus and each such Issuer Free Writing Prospectus as of such Applicable Time will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any of the Agents specifically for use therein.

(d) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable Effective Date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Applicable Time and each Settlement Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any of the Agents specifically for use therein.

(f) The Company and its significant subsidiaries (each significant subsidiary as such term is defined in Rule 1.02 of Regulation S-X promulgated under the Act) of the Company (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) have been duly organized or formed and are validly existing as corporations or limited liability companies in active status or good standing (as the case may be) under the laws of their respective places of incorporation or formation, as the case may be, with the corporate power and authority or the power and authority as a limited liability company, as applicable, to own their properties and conduct their business as described in the Prospectus; the Company and each of its Significant Subsidiaries are duly qualified to do business as foreign corporations or foreign limited liability companies, as applicable, under the applicable law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its Significant Subsidiaries taken as a whole (a “Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The State of Florida is the only jurisdiction in the United States in which the Company or any of its subsidiaries maintains an office or leases property.

(g) Except for CB Snowbird Holdings, L.P.’s equity interest in TypTap Insurance Group, Inc. disclosed in the Company’s Annual Report on Form 10-K and shares issued to affiliates and employees pursuant to the TypTap Insurance Group, Inc. 2021 Equity Incentive Plan, the Company owns directly or indirectly 100 percent of the issued and outstanding shares or limited liability company interests, as applicable, of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such shares or limited liability company interests, as applicable, have been duly authorized and validly issued and are fully paid.

(h) The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description of the Common Stock contained in the Registration Statement and the Prospectus; and the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(i) The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Prospectus will not (i) violate any provision of the Company’s charter or bylaws, (ii) result, except as would not have a Material Adverse Effect, in a breach or violation of any of the terms and provisions of, or constitute a default or change of control under (A) any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or (B) any statute, rule, regulation or order applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court, regulatory body, administrative agency or other governmental body entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement, the issuance of the Shares or the consummation of the transactions contemplated herein, except as may be required under state securities or Blue Sky laws, state insurance laws or regulations or The New York Stock Exchange in connection with the offer and sale of the Shares by the Company pursuant to this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(j) The accountants who have expressed their opinions with respect to certain of the consolidated financial statements incorporated by reference in the Registration Statement and the Prospectus are an independent registered public accounting firm as required by the 1933 Act and the Exchange Act, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(k) The consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein.

(l) The summary financial data included or incorporated by reference in the Registration Statement and the Prospectus, if any, present fairly, in all material respects, the information set forth therein.

(m) All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(n) Neither the Company nor any subsidiary is (i) in violation of its organizational documents or (ii) in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and, to the Company’s knowledge, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except in the case of clause (ii) for violations or defaults that neither singly nor in the aggregate would have a Material Adverse Effect.

(o) There are no material legal or governmental proceedings pending, or to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which material property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters that are not disclosed in the Registration Statement and the Prospectus, or that question the validity of this Agreement or any action taken or to be taken pursuant hereto.

(p) Except for CB Snowbird Holdings, L.P., there are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock.

(q) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Registration Statement and the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement and the Prospectus) or that are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties that are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

(r) The Company has not taken and will not take during the term of this Agreement, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided, however, that any repurchase of the Company’s common stock pursuant to a publicly announced share repurchase plan, including as disclosed in the Registration Statement and the Prospectus, shall not be deemed to be a violation of this provision.

(s) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as contemplated by the Registration Statement and the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material change in their capital stock, short-term debt or long-term debt.

(t) There is no material document of a character required to be described in the Registration Statement and the Prospectus or the Company’s filings pursuant to the Exchange Act which is not described as required.

(u) Except as disclosed in the Registration Statement and the Prospectus, the Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”) material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.

(v) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect.

(w) The Company and its subsidiaries possess certificates, authorizations, or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(x) All offers and sales by the Company of the Company’s capital stock or membership interests of its subsidiaries prior to the date hereof were either (i) made pursuant to a registration statement filed by the Company with the Commission under the 1933 Act or (ii) at all relevant times exempt from the registration requirements of the 1933 Act and, in each case, all such offers and sales during the twelve months prior to the date hereof were duly registered with or the subject of an available exemption from the registration requirements of the applicable state and local securities or blue sky laws.

(y) The Company and its subsidiaries have filed all required federal, state, local and non-U.S. income and franchise tax returns that were required to be filed prior to the date hereof, after taking into account all applicable extensions obtained, and have paid all such taxes shown as due thereon and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or its subsidiaries or any of their properties or assets, in each case that would have a Material Adverse Effect.

(z) A registration statement pursuant to Section 12(b) of the Exchange Act to register the Common Stock thereunder has been declared effective by the Commission pursuant to the Exchange Act, and the Common Stock is duly registered thereunder. The Common Stock of the Company is listed on The New York Stock Exchange.

(aa) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures (to the extent applicable) in preparing and evaluating the disclosures included in the Registration Statement and the Prospectus.

(bb) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”).

(dd) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer” and is a “well-known seasoned issuer” each as defined in Rule 405 under the Act.

(ee) No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus or the Company’s filings pursuant to the Exchange Act.

(ff) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of Section 303A.07 of the Listed Company Manual of The New York Stock Exchange (the “NYSE Rules”), and the board of directors or the audit committee has adopted a charter that satisfies the requirements of the NYSE Rules.

(gg) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Registration Statement and the Prospectus. To the knowledge of the Company, all policies of insurance and fidelity or surety bonds insuring the Company, its subsidiaries and their respective businesses, assets, employees, officers and directors are in full force and effect; and the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

(hh) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder.

(ii) None of the Company and its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers and has not received notice from any of its executive officers that such officer does not intend to remain in the employment of the Company.

(jj) The statements set forth or incorporated by reference in the Registration Statement and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Material United States Federal Income Tax Consequences for Non-U.S. Holders of Common Stock”, and under the caption “Plan of Distribution”, insofar as they purport to describe the provisions or provide summaries of the laws and documents referred to therein, fairly and accurately summarize the matters referred to therein in all material respects.

(kk) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of the Act, other than (i) shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights, convertible notes or warrants, or (ii) as disclosed in the Registration Statement.

(ll) Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or, to the Company’s knowledge, acting on behalf of the Company or any of its subsidiaries, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA.

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Shares) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(pp) The Company is subject to Section 13 or 15(d) of the Exchange Act and, has filed all the material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and has filed in a timely manner all reports required to be filed thereunder during the 12 calendar months and any portion of a month immediately preceding the date hereof.

(qq) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company and delivered to any Agent or counsel for any Agent in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to such Agent.

3. Sale and Delivery of Shares.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Agents, acting as sales agents, and each Agent agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i) The Shares are to be sold by one of the Agents on a daily basis or otherwise as shall be agreed to by the Company and such Agent on any day that (A) is a trading day for The New York Stock Exchange (other than a day on which The New York Stock Exchange is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed such Agent by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by such Agent daily as agreed to by such Agent (in any event not in excess of the amount available for issuance under the Prospectus and the then effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, such Agent shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by such Agent under this Section 3(a) on The New York Stock Exchange at the time of sale of such Shares. For the avoidance of doubt, the Company shall submit instructions to sell Shares to only one Agent, if any, on any single trading day.

(ii) The Company acknowledges and agrees that (A) there can be no assurance that such Agent will be successful in selling the Shares, (B) such Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) each Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Agent and the Company.

(iii) The Company shall not authorize the issuance and sale of, and the relevant Agent shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to such Agent in writing. The Company or any Agent may, upon notice to the other party hereto by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail), suspend or terminate the offering (including conducting due diligence sessions and the making or deemed making of representations and warranties and deliveries of certificates, opinion letters and other instruments hereunder) of the Shares for any reason and at any time, or recommence such offering; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv) Each Agent hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Act, including by means of ordinary brokers’ transactions between members of The New York Stock Exchange that qualify for delivery of a Prospectus to The New York Stock Exchange in accordance with Rule 153 and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent pursuant to a Terms Agreement.

(v) The compensation to each Agent for sales of the Shares with respect to which such Agent acts as sales agent under this Agreement shall be up to 3.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Agent acts as principal, in which case the Company may sell Shares to such Agent as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi) Each Agent shall provide written confirmation (which may be by facsimile or electronic mail) to the Company as soon as reasonably practicable following the close of trading on The New York Stock Exchange each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to such Agent with respect to such sales.

(vii) Settlement for sales of the Shares pursuant to this Section 3(a) will occur in accordance with the standard trade settlement timing then in effect (currently the second Business Day following the date on which such sales are made) (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through an Agent for settlement on such date shall be issued and delivered by the Company to such Agent against payment of the aggregate net sales proceeds less any Transaction Fees for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to such Agent’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Agent any commission to which it would otherwise be entitled absent such default. If an Agent breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Agent.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified to incorporate disclosures from and, as necessary, relate to the Registration Statement, the Disclosure Package and the Prospectus as amended as of such date. Any obligation of any Agent to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, modified to incorporate disclosures from and, as necessary, relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended as of such date, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Agents of the proposed terms of such Placement. If any Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Agent and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Agent unless and until the Company and such Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Shares to an Agent shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of such Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Agent.

(d) Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1 of this Agreement, (ii) the number of shares of the Common Stock available for issuance under the then effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to each Agent in writing.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f) Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Shares that would be sold, and the Agents shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

4. Agreements. The Company agrees with each Agent that:

(a) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus) to the Basic Prospectus or any registration statement, if any, increasing the size of the offering under the Registration Statement, filed pursuant to Rule 462(b) under the Act, which shall become effective upon filing (a “Rule 462(b) Registration Statement”) (other than (i) any documents incorporated by reference or deemed incorporated therein by reference or (ii) any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)), unless the Company has furnished to the Agents a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Agents reasonably object, unless the Company shall have determined that based on the advice of counsel, such amendment, supplement or filing is required by law. The Company has completed or will complete the Prospectus, in a form approved by the Agents, and file such Prospectus with the Commission pursuant to the applicable paragraph of Rule 424(b) once the Registration Statement is declared effective by the Commission and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Agents, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Agents of such timely filing. The Company will promptly notify the Agents (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission (other than (A) any documents incorporated by reference or deemed incorporated therein by reference or (B) any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective (other than (A) any documents incorporated by reference or deemed incorporated therein by reference or (B) any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)), (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, during any period in which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any sale of Common Stock, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Agents so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to each Agent in such quantities as the Agents may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary during such same period to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agents of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Agent in such quantities as the Agents may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to each Agent and counsel for such Agent, without charge, if requested, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Agent or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Agent may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agents may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Agents, and each Agent agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) At any time the Company has outstanding with any Agent any instructions to sell Shares but such instructions have not been fulfilled (excluding, for these purposes, any time that sales of the Shares have been made but not settled), suspended or cancelled, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction; provided, however, that the Company shall be permitted to engage in any such transaction three Business Days after such fulfilment, suspension or cancellation, as applicable. Notwithstanding the foregoing, the Company may (i) issue and sell Common Stock pursuant to this Agreement or any Terms Agreement, (ii) issue shares of Common Stock or options to purchase shares of its Common Stock or other awards, or shares of Common Stock upon exercise of options or warrants or vesting of awards, or the deemed issuance of Common Stock under Section 16 of the Exchange Act upon the cash settlement or vesting of phantom units, stock appreciation rights or other awards, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Disclosure Package and the Prospectus, as amended or supplemented, or any amendment to or replacement of such plan, (iii) issue shares of Common Stock or securities convertible into or exercisable for shares of

Common Stock as consideration in a merger or other acquisition, (iv) file one or more of the following registration statements: (x) a Form S-8 or amendments thereto relating to the issuance of shares of Common Stock or the issuance and exercise of options to purchase shares of Common Stock granted under the employee benefit plans of the Company existing on the date of the Prospectus or any amendment to or replacement of such plan, (y) a universal or resale “shelf” registration statement on Form S-3 or amendments thereto relating to the issuance of Company securities (so long as no Company securities subject to this Section are offered or issued during such period) or resale of Company securities by selling stockholders pursuant to contractual arrangements with the Company, respectively, or (z) to which the Agents have consented, such consent not to be unreasonably withheld, conditioned, or delayed in connection with the Company’s entrance into a definitive agreement relating to an acquisition, (v) issue and sell Common Stock pursuant to any conversions or exercises of preferred stock (or dividends on preferred stock) or warrants disclosed in the Registration Statement, the Disclosure Package and the Prospectus, as amended or supplemented, or (vi) offer and sell shares of Common Stock in firm commitment underwritten offerings; provided, however, that, in the case of clause (vi), the Company shall have suspended the offering of Shares through any Agent at least three Business Days’ prior to the commencement of such firm commitment underwritten offering if the Company has provided to such Agent outstanding instructions by the Company to sell Shares but such instructions have not been fulfilled (excluding, for these purposes, any time that sales of the Shares have been made but not settled), suspended or cancelled. In the event of a firm commitment underwritten offering by the Company, any Agent may (and all Agents shall if requested by the Company) suspend activity under this program for such period of time as may be reasonably requested by the Company or as may be deemed appropriate by such Agent. Notwithstanding anything herein to the contrary, if there are no outstanding sales of Shares (other than sales of Shares that have been made but not settled) and no instructions are outstanding with any Agents to sell any Shares, then the foregoing restrictions shall not apply in any event.

(i) The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agents immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Agents pursuant to Section 6 herein.

(k) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares, pursuant to clause (ii), a Current Report on Form 8-K which does not include financial statements or a proxy statement for an annual meeting of stockholders), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K which does not include financial statements or a proxy statement for an annual meeting of stockholders), (iii) the Shares are delivered to any Agent as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as any Agent may reasonably request in connection of the filing of a Current Report on Form 8-K or a proxy statement by the Company (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated as of and delivered on (or within three Business Days after in the case of (i) or (ii) above) the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Agents are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to deliver a certificate under this Section 4(k) shall be automatically waived at a time at which no offering of Shares under this Agreement is ongoing, no sale of Shares by the Agents is pending or no Terms Agreement is in effect (a “Waiver”), which Waiver, in each case, shall not apply the next time Shares are sold by the Agents or the Company enters into a Terms Agreement. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on a Waiver and did not provide the Agents with a certificate under this Section 4(k), then before any Agent sells any Shares, the Company promptly shall provide the Agent with a certificate required under this Section 4(k).

(l) On the initial Representation Date and each subsequent Representation Date that the Company delivers a certificate pursuant to Section 4(k), the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion (including a negative assurance statement) of Foley & Lardner LLP (each, a “Company Counsel”), or other counsel satisfactory to the Agents, each dated and delivered on, or within three Business Days of (in the case Section 4(k)(i) or Section 4(k)(ii) applies), the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, as applicable, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) On the initial Representation Date and each subsequent Representation Date that the Company delivers a certificate pursuant to Section 4(k), Goodwin Procter LLP, counsel to the Agents or other counsel satisfactory to the Agents (“Sales Agents’ Counsel”), shall deliver a written opinion, dated and delivered on, or within three Business Days of (in the case Section 4(k)(i) or Section 4(k)(ii) applies), the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document or the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that the Company delivers a certificate pursuant to Section 4(k) and (i) the Registration Statement or the Prospectus shall be amended or supplemented (excluding any amendment or supplement that relates to the offering of other securities (including, without limitation, shares of Common Stock)) to include additional or amended financial information (other than pursuant to clause (iii) or (iv)), (ii) the Shares are delivered to any Agent as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Agent’s reasonable request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause each independent accountant that audits the financial statements incorporated by reference into the Prospectus, or other independent accountants satisfactory to the Agents forthwith, to furnish the Agents a letter, dated as of, or within three Business Days of (in the case Section 4(k)(i) or Section 4(k)(ii) applies), the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, unless a waiver is applicable (or promptly thereafter in the case Section 4(k)(i) or Section 4(k)(ii) applies), the Company will, if requested by the Agents, conduct a due diligence session, in form and substance satisfactory to the Agents, which shall include representatives of the management and the independent accountants of the Company.

The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Agents or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Agents may reasonably request.

(p) The Company consents to each Agent trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(r) If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(h) and 6(i) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by any Agent the right to refuse to purchase and pay for such Shares.

(s) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Agents that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (unless made as of a specified date) (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus and the documents incorporated by reference therein as amended or supplemented as of such date relating to such Shares).

(t) The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on The New York Stock Exchange and to maintain such listing.

(u) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v) The Company shall cooperate with Agents and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(w) The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(x) The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the Act.

5. Payment of Expenses.

(a) The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on The New York Stock Exchange; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Agents relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Agents relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable documented out-of-pocket expenses of the Agents, including the reasonable and documented fees, disbursements and expenses of counsel for the Agents in connection with this Agreement and the Registration Statement which shall not exceed $75,000 in connection with the preparation of this Agreement and the commencement of the offering of the Shares plus an additional $10,000 per calendar quarter for ongoing services in connection with the transactions contemplated hereunder (which shall be one outside counsel for all Agents, taken together, unless otherwise agreed by the Company); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Agents. The obligations of the Agents under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein, as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery (other than those representations and warranties made as of a specific time), (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused each Company Counsel, to furnish to the Agent, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Agents, in the form and substance reasonably satisfactory to the Agents, modified as necessary to relate to the Registration Statement and Prospectus as amended or supplemented.

(c) The Agents shall have received from Sales Agents’ Counsel, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Agents, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished or caused to be furnished to the Agents, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date (other than representations and warranties made as of a specific time), with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference into the Disclosure Package and the Prospectus, there has been no material adverse change on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(e) The Company shall have requested and caused its independent registered public accounting firm (or other firm(s) satisfactory to the Agents) to have furnished to the Agents, on every date specified in Section 4(n) hereof, letters in form and substance satisfactory to the Agents, addressed to the Agents (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f) On the initial Representation Date, the Company shall have furnished or caused to be furnished to the Agents a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance reasonably satisfactory to the Agents and their counsel.

(g) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which is, in the reasonable judgment of the Agents, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) Between the relevant Applicable Times through the applicable Settlement Date, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j) The Shares shall have been listed and admitted and authorized for trading on The New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Agents.

(k) Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Agent and counsel for such Agent, this Agreement, as it relates to such Agent, and all obligations of such Agent hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Agents, at The New York Times Building, 620 Eighth Avenue, New York, New York 10018, or at the address of such other Sales Agents’ Counsel, as applicable, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees, affiliates and agents of each Agent and each person who controls each Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have. The Company acknowledges that, except as may be agreed in writing between all the parties after the date of this Agreement, or by the Company with respect to such Agent, the only information furnished in writing by or on behalf of the Agents for inclusion in the Prospectus or any Issuer Free Writing Prospectus consists of the name of the Agents and the statement that such Agent will not engage in any transactions that stabilize the Common Stock under the caption “Plan of Distribution” in the Prospectus.

(b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to written information relating to such Agent furnished to the Company by such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Agents agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agents on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Agents shall be deemed to be equal to the total discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Agent be required to contribute any amount in excess of the amount by which the discount or commission, as the case may be, applicable to the Shares purchased by such Agent hereunder exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of such Agent shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through any Agent for the Company, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through such Agent for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Agent under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to such Agent notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Section 8(a) by the Company or Section 8(b) by all of the Agents or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Unless earlier terminated pursuant to this Section 8, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Agents on the terms and subject to the conditions set forth herein; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(f) In the case of any purchase of Shares by any Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Agent, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or The New York Stock Exchange or trading in securities generally on The New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Agent, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Agents or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed or delivered to Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets; and Citizens JMP Securities, LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Equity Capital Markets, in each case with a copy to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: Thomas S. Levato; or, if sent to the Company, will be mailed or delivered to 3802 Coconut Palm Drive, Tampa, Florida 33619, Attention: Chief Financial Officer, with a copy to Foley & Lardner LLP, 100 North Tampa St., Suite 2700, Tampa, Florida 33602, Attention: Curt P. Creely.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Agent and any affiliate through which it may be acting, on the other, (b) each Agent is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of each Agent in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Agent has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Agent has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and any Agent with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Prospectus, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Rule 153”, “Rule 158”, “Rule 164”, “Rule 172”, “Rule 401”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456”, “Rule 457” and “Rule 462” refer to such rules under the Act. “

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Agents.

Very truly yours,

HCI GROUP, INC.

By:	/s/ Paresh Patel
Name: Paresh Patel
Title: Chief Executive Officer

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

TRUIST SECURITIES, INC.

By:	/s/ Keith Carpenter
Name: Keith Carpenter
Title: Managing Director

CITIZENS JMP SECURITIES, LLC

By:	/s/ Jorge Solares-Parkhurst
Name: Jorge Solares-Parkhurst
Title: Managing Director

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

ANNEX I

[Form of Terms Agreement]

HCI GROUP, INC.

Common Stock

TERMS AGREEMENT

            , 20

[NAME OF AGENT]

[ADDRESS OF AGENT]

Dear Sirs:

HCI Group, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated January 22, 2024 (the “Equity Distribution Agreement”), among the Company and Truist Securities, Inc. and Citizens JMP Securities, LLC, to issue and sell to [NAME OF AGENT] (the “Agent”) the securities specified in the Schedule I hereto (the “Purchased Shares”).

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein (other than representations and warranties made as of a specific time) shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

HCI GROUP, INC.

By:
Name:
Title:

ACCEPTED as of the date

first written above.

[NAME OF AGENT]

By:
Name:
Title:

Schedule I

to the Terms Agreement

Number of Shares of Purchased Shares:

Purchase Price by the Agent:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Agent’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:

(1)	The opinions referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The accountants’ letter referred to in Section 4(n).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Agent shall reasonably request.